Exhibit (h)(21)

SCHEDULE B

As of March 10, 2026

Acquired Funds

DBX ETF Trust

Xtrackers Artificial Intelligence and Big Data ETF (XAIX)

Xtrackers California Municipal Bond ETF (CA)

Xtrackers Cybersecurity Select Equity ETF (PSWD)

Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF (EMCR)

Xtrackers Europe Defense Technologies ETF(XDEF)

Xtrackers Europe Market Leaders ETF (XEML)

Xtrackers FTSE Developed ex US Multifactor ETF (DEEF)

Xtrackers Harvest CSI 300 China A-Shares ETF (ASHR)

Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF (ASHS)

Xtrackers High Beta High Yield Bond ETF (HYUP)

Xtrackers International Real Estate ETF (HAUZ)

Xtrackers Low Beta High Yield Bond ETF (HYDW)

Xtrackers MSCI All World ex US Hedged Equity ETF (DBAW)

Xtrackers MSCI EAFE Selection Equity ETF (EASG)

Xtrackers MSCI EAFE Hedged Equity ETF (DBEF)

Xtrackers MSCI EAFE High Dividend Yield Equity ETF (HDEF)

Xtrackers MSCI Emerging Markets Climate Selection ETF (EMCS)

Xtrackers MSCI Emerging Markets Hedged Equity ETF (DBEM)

Xtrackers MSCI Europe Hedged Equity ETF (DBEU)

Xtrackers MSCI Eurozone Hedged Equity ETF (DBEZ)

Xtrackers MSCI Japan Hedged Equity ETF (DBJP)

Xtrackers MSCI Kokusai Equity ETF (KOKU)

Xtrackers MSCI USA Climate Action Equity ETF (USCA)

Xtrackers MSCI USA Selection Equity ETF (USSG)

Xtrackers Municipal Infrastructure Revenue Bond ETF (RVNU)

Xtrackers Net Zero Pathway Paris Aligned US Equity ETF (USNZ)

Xtrackers Nifty 500 India ETF (IND)

Xtrackers RREEF Global Natural Resources ETF (NRES)

Xtrackers Russell 1000 US Quality at a Reasonable Price ETF (QARP)

Xtrackers Russell US Multifactor ETF (DEUS)

Xtrackerrs S&P 500 Diversified Sector Weight ETF (SPXD)

Xtrackers S&P 500 Scored & Screened ETF (SNPE)

Xtrackers S&P 500 Growth Scored & Screened ETF (SNPG)

Xtrackers S&P 100 Ex Top 20 ETF (XOEX)

Xtrackers S&P Dividend Aristocrats Screened ETF (SNPD)

Xtrackers S&P MidCap 400 Scored & Screened ETF (MIDE)

Xtrackers Semiconductor Select Equity ETF (CHPS)

Xtrackers Short Duration High Yield Bond ETF (SHYL)

Xtrackers US 0-1 Year Treasury ETF (TRSY)

Xtrackers US Green Infrastructure Select Equity ETF (UPGR)

Xtrackers USD High Yield BB-B ex Financials ETF (BHYB)

Xtrackers USD High Yield Corporate Bond ETF (HYLB)

Xtrackers US National Critical Technologies ETF (CRTC)